Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 68)


                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Material
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INVESTORS RESEARCH FUND, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                          INVESTORS RESEARCH FUND, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 31, 1998



Notice is hereby given that the annual meeting of the shareholders of INVESTORS RESEARCH FUND, INC. will be held on Tuesday, March 31, 1998, 10:30 A.M. at the Pepper Tree Inn, (Tree Top Room), 3850 State Street, Santa Barbara, California, for the following purposes:

     1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To ratify the selection of Timpson Garcia as the independent Certified Public Accountants to be employed by the corporation to sign or certify financial statements which may be filed by the corporation with the Securities and Exchange Commission.

     3. To approve the proposed Investment Advisory Agreement with Fox Asset Management, Inc.

     4. The transaction of such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

This meeting is being held pursuant to the By-Laws of the corporation.

March 3, 1998


Michael A. Marshall
Secretary-Treasurer

IMPORTANT: THE MANAGEMENT HOPES THAT YOU CAN ATTEND THE ANNUAL MEETING. HOWEVER, IF YOU ARE UNABLE TO BE PRESENT IN PERSON, YOU ARE EARNESTLY REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. IF THE ENCLOSED PROXY IS EXECUTED AND RETURNED, IT MAY NEVERTHELESS BE REVOKED AT THE MEETING OR AT ANY TIME BEFORE THE POLLS CLOSE. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE.

PLEASE PROMPTLY RETURN THE ENCLOSED PROXY. YOU WILL ASSIST YOUR FUND IN AVOIDING THE EXTRA EXPENSE OF FOLLOW-UP LETTERS.

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                          INVESTORS RESEARCH FUND, INC.
         (3757 State Street, Suite 204, Santa Barbara, California 93105)



This Statement is furnished in connection with a solicitation of proxies made by and on behalf of INVESTORS RESEARCH FUND, INC. (hereafter called the "Fund"), 3757 State Street, Suite 204, Santa Barbara, California 93105, and its present management, to be used at the annual meeting of shareholders of the Fund, to be held on Tuesday, March 31, 1998, 10:30 A.M. at the PEPPER TREE INN, (Tree Top
Room), 3850 STATE STREET, SANTA BARBARA, CALIFORNIA, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Such solicitation is made primarily by the mailing of this Statement with its enclosures. The approximate date of first mailing is March 7, 1998.

Supplementary solicitation may be made by mail, telephone, telegraph, and by personal contact by employees of the Fund and others. The expenses in connection with preparing and mailing this Statement and its enclosures and of such solicitations will be paid by the Fund. In some instances, said supplementary solicitation may be made by securities dealers by whom shares of the Fund have been sold and would be made at their own expense.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to the closing of the polls. A proxy may be revoked by written notice to the Fund prior to the Annual Meeting of Shareholders, or by execution of a subsequent proxy which is presented at the Annual Meeting of Shareholders, or by personal vote at the Annual Shareholders Meeting. All proxies solicited by the management which are properly executed and received in time will be voted in the meeting. Such proxies will be voted in accordance with the instruction thereon, if any, and if no specification is made, the proxy will be voted in accordance with the judgment of the proxy holder. Discretionary authority is conferred by the proxy as to all matters not specifically listed which may properly come before the meeting. The management is not aware that any other matters are to be presented for action.

As of February 6, 1998 there were issued and outstanding 8,388,491 shares of capital stock of the Fund. Shareholders are entitled to one (1) vote for each share of record at the close of business on February 6, 1998. Fund shareholders have cumulative voting rights and every shareholder entitled to vote in the election for directors has the right in person or by written proxy to multiply the number of votes to which he is entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate, or he may distribute them among two or more candidates. A shareholder may use his right to cumulative voting by indicating on the face of the Proxy enclosed with this Proxy Statement the candidate or candidates of his choice and the number of votes cast for each such candidate. The candidates receiving the highest number of votes up to the number to be elected, shall be elected. The presence in person or by proxy of persons entitled to vote a majority of the outstanding voting shares at any meeting shall constitute a quorum for the transaction of business.

Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions and broker non- votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. Also, if a broker indicates on the proxy that it does not, as to certain shares, have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In view of the requirement that there be a certain number of affirmative votes, an abstention or a broker no-vote has a negative impact as to a matter brought to a vote. See section below entitled "Vote Required."

The aggregate dollar amount of portfolio brokerage commissions paid during Fiscal 1996-97 was $257,905. Of that amount, $82,151 was paid to Diversified Securities, Inc., 3701 Long Beach Boulevard, Long Beach, CA 90801 (P. O. Box 357, Long Beach, CA 90807), the Fund's Principal Underwriter. That latter figure represents 32% of the aggregate dollar amount of the commissions paid by the Fund. Diversified Securities, Inc. handled 35.74 % of the brokerage transactions effected during the year.

The matters to be acted upon pursuant to the proxy are:

Proposal 1. ELECTION OF DIRECTORS: It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholders signing it, be used for the purpose of voting for election or re-election of the following 13 persons as Directors of the Fund to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The shareholder may nominate and vote for other persons as directors of the Fund by indicating their names and the number of votes cast for each candidate on the enclosed proxy.


                                                                                        Capital Stock
                                                                                        Owned
                                                                                        Beneficially
                                                                  Served                Directly and
Name, Position with Fund                                          Continuously          Indirectly
and Principal Occupation                                          as a Director         as of
During the Past 5 Years                                           Since                 Sept. 30, 1997


GERTRUDE B. CALDEN, Director and Member of the                    July 12, 1983         17,984 shares
 Executive Committee, is Emeritus Director, Foundation
 for Santa Barbara City College and has served under
 three Presidents on the National Advisory Council on
 Adult Education. 819 East Pedregosa Street,
 Santa Barbara,  CA  93103 (Age 88)

RICHARD CHERNICK, Director, is a retired partner                  January 22, 1997      3,563 shares
 of the Los Angeles Law Firm of Gibson, Dunn & Crutcher
 Currently he is active in arbitration and mediation
 of disputes in the Los Angeles area
 3055 Wilshire Boulevard, Seventh Floor,
 Los Angeles, CA  90010-1108 (Age 52)

JAMES A. CORRADI, Director, is owner and                          December 2, 1994      595 shares
 operator of Landscape Ties of California, Inc.,
 a wood brokerage business; is a semi-retired
 business executive, and former General Manager of
 Hope Ranch Park Homes Association. 5014 Whitney Court,
 Santa Barbara, CA  93111 (Age 68)

FREDRIC J. FRENCH,* Director, is President                        January 19, 1996      632 shares
 of Merrimac Advisory Company, investment sub-adviser
 to Lakeview Securities Corporation; formerly President
 and Senior Portfolio Strategist of The Arms Companies
 since November, 1992. 6201 Uptown Boulevard, N.E.,
 Albuquerque, NM  87110 (Age 51)

HARRY P. GELLES, Director, is Managing Director                   January 22, 1997      2,888 shares
 for Corporate Finance, in the Investment Banking Division
 of Cruttenden-Roth, Irvine, California.  Formerly was
 Senior Vice-President of Chelsea Management Company,
 an investment management company in Los Angeles,
 California.  1114 State Street, Suite 236,
 Santa Barbara, CA  93101 (Age 63)

HUGH J. HAFERKAMP,** President and Director,                      January 22, 1997      475 shares
 is an attorney-at-law in private practice in the
 Santa Barbara area.  Has been legal counsel to
 Investors Research Fund, Inc. for approximately
 18 years.  11800 Baccarat Lane, N.E.,
 Albuquerque, NM  87111 (Age 70)

LEONARD S. JARROTT, Director, is a Real Estate                    January 24, 1996      1,199 shares
 Investment Adviser and independent Real Estate Broker
 in Santa Barbara, California.  3532 Chuparosa Drive,
 Santa Barbara, CA  93105 (Age 53)

MICHAEL A. MARSHALL,* Secretary-Treasurer,                        February 10, 1994     3,498 shares
 Director and Member of the Executive Committee, is a
 former Senior Vice-President of Prudential California
 Realty and is engaged in real estate investment and property management, M-P Marshall & Co., 23 Princeton Trail,
 Coto De Caza, CA  92679 (Age 62)

WILLIAM J. NASIF, Director, is a certified public                 February 14, 1996     None
 accountant and partner of Nasif, Hicks, Harris & Co.,
 Certified Public Accountants of Santa Barbara, CA
 1111 Garden Street, Santa Barbara, CA  93101 (Age 55)

MARK SCHNIEPP, Director, is an economist and Director             August 12, 1994       None
 of the Economics Forecast Project at the University
 of California, Santa Barbara, California
 944 Randolph Road, Santa Barbara, CA  93111 (Age 44)

DAN B. SECORD, Director, is a physician in private                December 12, 1995     None
 practice of obstetrics and gynecology in Santa Barbara
 Staff Santa Barbara Cottage Hospital.  Member, Santa Barbara
 City Council. 2329 Oak Park Lane, Santa Barbara,
 CA  93105 (Age 61)

MARK L. SILLS,* Vice-President, Director and                      December 12, 1995     19,154 shares
 Member of the Executive Committee, is a business
 consultant doing business as Business Improvement
 and Recovery Services; specializes in organizational
 difficulties and turnaround situations. Formerly,
 was Director of Consumer Services and Information
 Services, Aleene's-Division of Artis, Inc.
 3751 Lincolnwood Drive, Santa Barbara,
 CA  93110 (Age 53)

VAN WHISNAND,* Nominee for Director, is a principal               --                    --
 of the investment management firm of  Fox Asset
 Management, Inc.  He is a Senior Portfolio Manager
 and is a member of both the Equity and Fixed Income
 Investment Committees of Fox.  He was formerly a
 partner in the investment advisory firm Combined
 Capital Management, where he was responsible for
 management of both tax-exempt and individual
 taxable accounts.  Mr. Whisnand holds the Bachelor
 of Arts degree from Brown University and a Master
 of Business Administration degree from the Darden
 School of the University of Virginia.  He is a
 member of the New York Society of Security
 Analysts. 44 Sycamore Avenue,
 Little Silver, NJ  07739 (Age 54)

* An "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 as amended. Mr. Whisnand would be "interested" because of his affiliation with the Fund's adviser.

** Is deemed an "interested person" by virtue of having acted as counsel to the Fund during the last two years and as an officer of the Fund.

It is not expected that any of the nominees will decline or become unavailable for election; however, in case this should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee or nominees.

                              COMPENSATION TABLE *

                                     Position or        Estimated
                                     Retirement         Annual      Total
                                     Benefits           Benefits    Compensation
                    Aggregate        Accrues as         Upon        Paid to
Name, Position      Compensation     Expenses           Retirement  Directors

Hugh J. Haferkamp       $8,678           $0                  $0     $1,250
President

Mark L. Sills           $1,750           $0                  $0     $1,750
Vice-President

Michael A. Marshall     $1,750           $0                  $0     $1,750
Secretary-Treasurer

Gertrude B. Calden      $2,000           $0                  $0     $2,000
Director

Richard Chernick        $  750           $0                  $0     $  750
Director

James A. Corradi        $1,250           $0                  $0     $1,250
Director

Fredric J. French       $    0           $0                  $0     $    0
Director

Harry P. Gelles         $  750           $0                  $0     $  750
Director

Leonard S. Jarrott      $1,500           $0                  $0     $1,500
Director

William J. Nasif        $1,750           $0                  $0     $1,750
Director

Mark Schniepp           $1,250           $0                  $0     $1,250
Director

Dan B. Secord           $  750           $0                  $0     $  750
Director

* For Fiscal 1996-1997

During the fiscal year, there were four regular meetings of the Board of Directors, two special meetings of the Board, and three meetings of the Executive Committee. All of the incumbent directors attended at least 75% of the Board meetings during the term of their incumbency, except Dr. Secord, who was absent from two regular meetings. All of the above-listed Directors who were members of the committee attended the Executive Committee meetings.

To and including December 31, 1993, none of the officers of the Fund had received any compensation directly from the Fund for serving in any capacity since the date of inception of the Fund. The Fund has no pension or retirement benefits for any officers or employees. Effective January 1, 1994, the Fund began compensating the President for his services at the rate of $1,200 per month. Through December 31, 1997, Mr. Haferkamp, current President, was compensated for his services as President at the rate of $1,200 per month. Effective January 1, 1998, his salary was increased to $2,000 per month. The attendance fee payable to Directors and members of the Executive Committee is $250 for each meeting actually attended. These payments have been made by the Fund. No such attendance fees have been payable to those Directors who are associated with the Investment Adviser. The Fund has not provided expense reimbursement to the Directors. However, at its January 1, 1998 meeting, the Board increased the per meeting attendance fee for board meetings and Executive Committee meetings actually attended to $500 and agreed to pay reasonable travel expenses actually incurred to those Directors who reside outside of the general Santa Barbara area. These new arrangements also apply to Directors who are associated with the Investment Advisers. The total compensation paid by the Fund to all Directors during the fiscal year 1996-97 was $14,750.

The Board of Directors does not have any standing compensation committee and has no committee performing similar functions. However, because of the 12b-1 Plan, the independent directors are required to select and nominate those directors who are not interested persons of the Fund and, consequently, they serve as a de facto nominating committee as to the independent director positions. The current independent directors are Gertrude B. Calden, Richard Chernick, James A. Corradi, Harry P. Gelles, Leonard S. Jarrott, William J. Nasif, Mark Schniepp, and Dan B. Secord. Additionally, at its December, 1994 meeting, the Board established an audit committee. The current members are Messrs. Corradi, Nasif and Schniepp.

On February 6, 1998, the Executive Committee established a Nominating Committee. The members of that committee are Leonard S. Jarrott, James A. Corradi, Harry P. Gelles and Mark Schniepp. Of course, there were no meetings held during Fiscal 1996-97. The functions of the committee are to recommend to the Board candidates for all directorships which are to be filled by the shareholders or to be filled by the Board and to recommend to the Board persons (who are directors) to fill the seats on Board committees. The Nominating Committee will consider nominees recommended by Fund shareholders. Such recommendations should be in writing and addressed to the Fund, ATTN: Nominating Committee, with the name, address and telephone number of the person recommended and of the recommending person.

The  following   directors  received  the  sums  set  opposite  their  names  as compensation for services as directors, including attendance at the meetings of the Executive Committee, during fiscal 1997:

Gertrude B. Calden ........ $2,000         Michael A. Marshall ...... $1,750
Richard Chernick .......... $  750         Robert P. Moseson ........ $    0
James A. Corradi .......... $1,250         William J. Nasif ......... $1,750
Fredric J. French ......... $    0         Mark Schniepp ............ $1,250
Harry P. Gelles ........... $  750         Dan B. Secord ............ $  750
Hugh J. Haferkamp ......... $1,250         Mark L. Sills ...........  $1,750
Leonard S. Jarrott ........ $1,500

By virtue of his salary as President and his fees for director's meetings, Mr. Haferkamp received total compensation from the Fund during fiscal 1997 of $8,678. He also received $46,201 from the Fund for legal services to the Fund.

The directors set forth below also serve as a member of the Board of Directors of other companies in addition to that of the Fund.

         1.  Fredric J. French  -  Merrimac Advisors Company
         2.  Harry P. Gelles    -  Chelsea Management Company
         3.  Mark L. Sills      -  Accu-Dent, Research and Development, Inc.

It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholders signing, be used fortheprupose of voting to elect the nominees identified above as directors of the Fund to serve until the next annual meeting and their successors are elected and qualified

Proposal 2. SELECTION OF ACCOUNTANTS: A majority of the members of the Board of Directors who are not interested persons of the Fund (as defined in the Investment Company Act of 1940) have selected the public accounting firm of Timpson Garcia, 1610 Harrison Street, Oakland, California 94612, as the independent certified public accountants to sign or certify any financial statement which may be filed by the corporation with the Securities and Exchange Commission. The employment of such accountants is expressly conditioned upon the right of the corporation, by vote of a majority of the outstanding stock at any meeting called for the purpose, to terminate such employment forthwith without any penalty. Such selection is made pursuant to provisions of Section 32(a) of the Investment Company Act of 1940, and is subject to ratification or rejection by the stockholders at this meeting. No member of Timpson Garcia, or any associate thereof, has any other relationship with the Fund or any affiliate thereof. The Timpson Garcia firm has served as the Fund's auditors continously since March 1993. No representative of the auditors is expected to be present at this meeting.

It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholders signing, be used for the purpose of voting to ratify the selection of Timpson Garcia as the Fund's independent auditors for Fiscal 1997-98.

Proposal  3. TO  APPROVE  A NEW  INVESTMENT  ADVISORY  AGREEMENT  The  Board  of
Directors has decided to change investment advisers for the purpose of further improving the Fund's investment performance and share distribution. After extensive investigation of potential advisers, the Board has selected Fox Asset Management, Inc., 44 Sycamore Avenue, Little Silver, New Jersey, to act as the investment adviser to the Fund. A copy of the proposed agreement with Fox is attached to this proxy statement for your review.

BACKGROUND TO PROPOSAL 3 The Fund retained its present adviser, Lakeview Securities Corporation ("Lakeview"), by approval of the shareholders on November 29, 1993, effective January 1, 1994. During 1997, the Fund paid Lakeview $150,169 for its services. Although the investment results of the Fund under Lakeview's portfolio management have improved during the last two years, the Board is seeking (1) a higher level of portfolio performance than has been achieved under Lakeview's management and (2) a wider distribution of shares. Accordingly, in mid-1997, the Fund's Strategic Planning Committee was asked to undertake an investigation of possible avenues for enhanced performance and broader distribution of shares.

The Committee recommended and the Board approved the retention of a consultant to assist both the Committee and the Board in selecting the proper course of action. Subsequently, the Fund retained Canterbury Consulting, of Newport Beach, California. Canterbury is a firm specializing in performance evaluation and performance tracking of investment managers and in consultations relating to investment performance improvement.

After searching an extensive database of its own clients and a database compiled by a large group of clients of other cooperating consultants, Canterbury identified twelve candidates recommended for intensive consideration. That list was subsequently reduced to four. A second consultant added a fifth candidate to the list. After further investigation and assessment of the five candidates by the consultant and the Fund directors and all day interviews of them by the full Board, the Board selected Fox Asset Management, Inc. of Little Silver, New Jersey as the new investment advisory manager at a meeting of the full board held on January 6, 1998.

The process of decision was lengthy and the merits were fully considered and openly debated by both the Strategic Planning Committee and the Board. The final vote was overwhelming, being 9 in favor of employing Fox and 2 opposed, with 2 abstentions. There were three (3) Board meetings at which extensive consideration was given to the issues of distribution and portfolio management, the Board received detailed reports and analyses from Canterbury Consulting (the consulting firm engaged by the Fund), which strongly recommended a new adviser, and evaluations following two (2) meetings of the Strategic Planning Committee devoted to the subjects of distribution and portfolio management.

FOX ASSET MANAGEMENT, INC.

Fox Asset Management, Inc. ("Fox") is a New Jersey Corporation which was organized in December, 1985. It is an investment adviser registered as such with the Securities and Exchange Commission under the Investment Advisers Act of 1940. Its shares are 100% employee owned. The address of Fox is 44 Sycamore Avenue, Little Silver, New Jersey 07739-1242. Its telephone number is (732) 747-9143.

Mr. J. Peter Skirkanich (age 54) is the President of Fox, is a managing director, and was the founder of the firm. He serves as the chairman of both the Investment Committee for Equity Investment and the Committee for Fixed Income Investments. Previously he was a managing director of Dreman Value Management, also a highly regarded investment counseling firm. His work there centered on portfolio management. He is a graduate of the Wharton School of Business at the University of Pennsylvania.

Other directors of Fox are John W. Liang, Paul A. Stach, and Russell S. Tompkins. All of them are employees of Fox and serve as Senior Portfolio Managers in the firm's investment management operations. Mr. Liang holds degrees in Economics and Business Management from Columbia University, Mr. Stach has a B.A. in Economics from Williams College and the M.B.A. from Stanford, and Mr. Tompkins has a B.A. in Economics from Utah State University and a Masters degree in International Economics from the National University of Mexico. (U.N.A.M.)

In the past, Fox has served primarily large institutional clients and large private clients. It currently has approximately $4.5 billion under management. Fox is interested in managing the investment functions of a mutual fund and has agreed to serve Investors Research Fund, Inc. in that capacity. At present, Fox does not advise an equity mutual fund, but does advise a fixed income mutual fund.

Fox has had an outstanding performance record since it began operations on January 1, 1986. In making comparisons with the Standard & Poor's 500 Index, it must be recognized that the S & P 500 has no brokerage charges and no operational costs subtracted from its performance results. With that recognition, the investment returns on Fox's equity accounts have equaled or exceeded the returns of the S & P 500 in ten of the last 12 years. A table of net returns of Fox's equity accounts versus the S & P 500 (Fox returns are net of management fees and all transaction costs in accordance with S.E.C. guidelines) through 12/31/97 follows:


                        Total Return              Total Return
                        Fox Equity                S & P 500

1 year                      31.3                      33.4
3 years                    130.1                     125.6
5 years                    175.7                     151.7
10 years                   456.2                     423.7
Since 1/86                 604.7                     554.1


                         Annualized               Annualized
                         Returns                  Returns
                         Fox Equity               S & P 500

1 year                      31.3                      33.4
3 years                     32.0                      31.2
5 years                     22.5                      20.3
10 years                    18.7                      18.0
Since 1/86                  17.7                      17.3

According to information supplied by Fox, its equity portfolio has outperformed the S & P 500 in seven out of twelve years even with expenses deducted and performed within one percent of the S & P 500 without consideration of Fox expenses in three of the other five years. In only two out of the last twelve years has Fox's portfolio underperformed the S & P 500 index.

In compiling its performance records, Fox follows the standards established by the Association for Investment Management and Research. In accordance with AIMR standards, the equity composites have been dollar weighted since 7/1/92. From 1/1/86 to 12/31/87, all accounts were included; from 1/1/88 to 7/1/92, all fully discretionary tax exempt accounts managed for one quarter with a value of at least $500,000 or more are included (the number of accounts excluded by the criterion is negligible); from 7/1/92 to date, all fully discretionary equity accounts are included.

Fox has informed us that the foregoing performance includes all of Fox's private accounts which were managed with investment objectives, policies and strategies substantially similar to those used in managing the Fund and that the relative sizes of the Fund and the private accounts were sufficiently comparable to ensure that the private account performance would be relevant to a potential investor in the Fund. Of course, that information relates to past performance of private accounts and does not necessarily indicate that future performance of the Fund will be the same.

In evaluating the foregoing statistics, it is to be recognized that past performance is not a guarantee that the Fund's future performance will be the same.

Fox's investment style is of the Value Philosophy. They define "Value Philosophy" of equity investing as the disciplined evaluation of companies and the discipline of acquiring them only when their price is at a material discount to fair market value or intrinsic value. They state the following with respect to their particular application of value investing based upon cash flow:

"Fox Asset Management's 'Value Philosophy' is distinguished by its initial focus on a company's cash flow, or earnings plus non-cash expenses. Both the amount of cash flow per share and the uses of a company's cash flow are critical. Cash flow from operations defines a company's ability to maintain and increase its current capacity and efficiency, to invest in its future (acquisitions or R &
D), to pay interest and principal on debt, and perhaps most importantly to increase dividends to investors. The companies included in the Fund's portfolios have a history of increasing cash flow at a solid growth rate. Their current cash flow is also high relative to current price (a low price to cash flow ratio). This discipline concurrently generates a portfolio of companies with materially lower P/E ratios and significantly higher yields from dividends than the market average."


FOX'S INVESTMENT APPROACH

Fox reports that it continuously monitors a universe of about 2,000 companies to identify 75 to 100 qualifying candidates for use in construction of its clients' portfolios. They invest only in those companies meeting the majority of Fox's criteria for undervaluation. Their stock selection criteria are listed as follows:

         1.  High cash flow per share.
         2.  Consistent cash flow growth.
         3.  Dividend yield materially above the market average.
         4.  Consistent dividend growth.
         5.  Sustainable dividend payout rate.
         6.  Low price relative to earnings (low P/E ratio).
         7.  High per share working capital.
         8.  Low debt to equity ratio.
         9.  Favorable price relative to asset value.

Fox personnel are continuously making trips to personally visit companies in which they have existing investments and companies which are potential investments. They do their utmost to verify information on a current basis regarding their stock selection criteria and to assess the future prospects of those companies.

The equity portfolios are concentrated in 35 to 45 issues representing 15 to 20 industries. Fox's experience in both rising and falling markets (including the 1987 market drop) has indicated that that diversity is sufficient diversification with properly selected investments. Generally, 80% to 90% of a portfolio is invested in large or medium sized companies. Fox considers a capitalization of $1 billion to $5 billion to be medium size and above $5 billion to be large capitalization. Portfolio purchases are approved by the Fox investment committee and sales are made simultaneously from all accounts. That assures consistent investment performance and maintenance of a sound sell discipline. They attempt to maintain low turnover while carefully maintaining sound portfolios.

TERMS OF THE INVESTMENT ADVISORY AGREEMENT

Under the proposed investment advisory agreement, Fox's duties with respect to the Fund will include the following:

     (i) Supervising and performing all aspects of the portfolio management of the Fund;

     (ii) Determining which issuers and securities shall be represented in the Fund's investment portfolio and regularly reporting thereon to the Board of Directors; and

     (iii)Formulating and implementing continuing programs for the purchase and sale of the securities of such issuers and regularly reporting thereon to the Board of Directors.

The basic terms of the proposed agreement are essentially the same as the existing investment adviser's agreement. Under the proposed agreement with Fox, Fox will receive an annual fee for the services it renders, payable on a quarterly basis. The fee is based upon an annual rate of 0.50% maximum calculated as an average of the net assets of the Fund as of the close of each month of the Fund's fiscal year. Payment will be made quarterly on the basis of 0.125% of the net assets of the Fund calculated as an average of the net assets of the Fund as of the close of each month of the quarter. The fee and payment schedule are the same in the proposed advisory agreement as those in the current advisory agreement.

If the proposed agreement is approved, portfolio brokers will be selected to effect securities transactions by Fox. Since they are operating in the area of securities sales transactions on a daily basis, they will be responsible for evaluation of the reasonableness of proposed brokerage commissions. A factor which will be considered in the placement of brokerage, in addition to the proposed commissions, is whether or not broker- dealers have sold share of the Fund. However, the fact that a broker-dealer has sold shares of the Fund will not be the sole factor in the selection of such broker-dealer and no one has any agreement or commitment of any kind to place portfolio transactions through any particular broker-dealer.

The receipt of research services may also be a factor in selecting brokers, but no payment will be made for such research services in addition to the amount of commission which would otherwise be payable for that transaction. The Fund is aware that such research services have become more valuable and useful in recent years and has therefore authorized Fox to utilize such a consideration. Nevertheless, no persons acting on behalf of Fox or the Fund are authorized to pay a broker a brokerage commission in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of brokerage or research services provided by the broker.

The primary basis for selecting brokers is to effect transactions where prompt execution of orders at the most favorable prices can be secured. In this respect, the Fund itself compares all executions of portfolio orders with the spread quoted in the financial press to verify that executions are within the range quoted for the day of execution.

It is to be recognized that research services and information furnished by brokers through whom the Fund will effect securities transactions may be used by Fox in servicing all of their accounts and that not all such services may be used by the investment adviser in connection with Fund transactions.

The proposed investment advisory agreement provides that any investment program undertaken by Fox, as well as any other actions taken by Fox on behalf of the Fund, shall at all times be subject to any directive of the Board of Directors of the Fund. In performing its obligations under the agreement, Fox is required to comply with all state and federal laws applicable to its activities, including the Investment Company Act of 1940 and the Investment Adviser's Act of 1940.

Fox is obligated to provide to the Fund the benefit of its best judgment and efforts in rendering services to the Fund. In return, neither Fox nor its officers, directors, shareholders, employees or agent shall be liable for any mistake of judgment or opinion relating to portfolio and investment matters of the Fund, except for lack of good faith. However, Fox will be responsible to the Fund or its shareholders for any acts of willful misfeasance, bad faith or negligence in the performance of its obligations under the agreement, and for any losses by reason of any reckless disregard of its obligations and duties under the advisory agreement.

The proposed investment advisory agreement provides for an initial term commencing upon termination of the existing agreement after approval by the shareholders and sixty (60) days notice to the current adviser and then continuing for one (1) year. The agreement then continues in effect from year to year provided that such continuance is specifically approved at least annually by (a) the Board of Directors or the vote of "a majority of the outstanding voting securities" of the Fund (as defined in the 1940 Act) and (b) the affirmative vote of a majority of the directors who are not parties to such agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose.

The proposed agreement also provides that the Fund will nominate two (2) persons selected by Fox for election as directors of the Fund. However, if elected by the shareholders, those persons will be required to abstain from voting on questions concerning the selection, tenure and employment of the Fund's investment adviser.

The proposed advisory agreement may be terminated by either party on sixty (60) days written notice without penalty. The proposed agreement would terminate automatically in the event of its "assignment," as defined in the 1940 Act.

If approved by the shareholders, the new advisory agreement will become effective sixty (60) days after March 31, 1998. There will be no disruption in services between the present adviser and the new adviser, assuming approval of the proposed advisory agreement.

Please refer to Exhibit A to this Proxy Statement for the precise language of the proposed advisory agreement.

EVALUATION BY THE BOARD OF DIRECTORS

In pursuing its objective of enhanced distribution of its shares, the Board majority has concluded that such distribution requires enhanced performance as a prerequisite. Accordingly, after pursuing the investigation described previously, the full Board interviewed representatives of the final five candidates and studied written presentations by all five. The majority of the Board concluded that Fox was the clear choice to serve as the Fund's adviser.

Although Fox does not have an established retail distribution organization, it does have numerous contacts with financial planners, sales people, and financial and investment consultants. It believes that substantial distribution increments can be achieved by its contacts in the industry and by investments in the Fund by people and institutions who cannot meet the minimum investment amount set by Fox for its private accounts. Furthermore, the Board believes that the considerably enhanced performance expected from Fox will be attractive to the Fund's retail organizations. However, the actual distribution functions will continue to be performed principally by the Fund's sales agency.

The Board believes that the considerably reduced turnover assured by Fox will lead to considerably reduced brokerage expenses. In turn, it should also lead to more favorable tax results for those shareholders who are not in tax-deferred plans. Additionally, if enhanced distribution of shares is achieved, it will reduce per share expenses.

Some of the material factors considered by the Board in selecting Fox were (generally in order of importance):

     1. An excellent performance record sustained over a relatively long period, with an excellant reputation in the investment management industry;

     2. Fox utilizes the value style of investment management, which is the style currently employed by the Fund;

     3. Fox employs a risk averse approach to investing, aiming first to preserve capital, with an equity portfolio beta (a commonjly used measure of risk utilizing 1.0 as standard market risk [normally based on the S&P 500 as 1.0])of 0.87 as of June 30, 1997;

     4. Fox utilizes a team approach to stock selection with frequent personal visits to companies of interest;

     5. Fox utilizes a disciplined investment approach and invests primarily in large capitalization stocks with higher dividend yield, which the Board considers favorable from both risk and marketability standpoints.

     6. Fox does not attempt to time the market and remains essentially fully invested except at times of relatively severe economic dislocation of asset over-valuation. 7. Fox has a low turnover ratio, which is favorable from both an expense standpoint and a tax standpoint, but with recognition that investrment performance is the primary consideration; and

     8. Fox has a very strong recommendation by Canterbury Consulting (the Fund's consulting firm).

As indicated previously, the really material factors in selection of Fox were their performance record, their conservative risk averse investment style, and their excellent reputation in the investment community. All of these factors are expected to enhance the Fund's distribution of its shares.

Figures pertaining to the Fund's brokerage for the last three fiscal years are presented in the following table:

Annual Portfolio                          Brokerage Commissions     Brokerage Paid to
Turnover Ratio       Total Brokerage      Paid by the Fund to       Broker-Dealers not Affiliated
to Total Assets      Commissions Paid     the Underwriter*          with Adviser or Underwriter for:

                                                                   Sales          Services       Other
1995  248.44%        $284,333              $ 80,465               $203,868         -nil-         -nil-
1996  669.79%        $424,531              $ 46,392               $378,139         -nil-         -nil-
1997  294.81%        $257,905              $ 82,151               $175,754         -nil-         -nil-

*  The  Underwriter,   Diversified  Securities,   Inc.,  is  also  a  registered
broker-dealer with a securities retail brokerage operation.

With respect to the question of "soft dollars" in brokerage transactions, the Fund is informed that Fox does give preference to brokerage houses which make significant research available to it. However, Fox nevertheless seeks best execution regardless of the research aspect and does not make payments for research provided. Additionally, because of the low turnover rate, the size of the funds under management, and the practice of making similar purchases and sales in all accounts, any amounts which could be considered "soft dollars" would, as to any specific account, be negligible.

THE PRINCIPAL OFFICE OF THE FUND WILL REMAIN IN SANTA BARBARA, CALIFORNIA

Under the proposed arrangements with Fox, the principal office of the Fund will remain in Santa Barbara, California. The Fund's headquarters will continue to be based in Santa Barbara. The Fund office in Santa Barbara and the principal office of Fox in New Jersey will be connected to each other by a computerized telephonic network, which will provide essentially instantaneous communications between both offices for effective information exchange and implementation of transactions.

SHAREHOLDER'S PROPOSALS FOR NEXT MEETING

The next scheduled annual meeting of shareholders of the Fund is to be held on March 30, 1999. Any proposal by a shareholder to be presented at that meeting has to be received by the Fund no later than November 1, 1998.

VOTE REQUIRED: The presence in person or by proxy of the holders of a majority of the outstanding shares is required to constitute a quorum at the Annual Meeting. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to Proposals 2 and 3, the vote required is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that subject matter. Approval of each of the proposals will require the affirmative vote of a majority of Investors Research Fund, Inc. shares, as determined under Section 2(a)(42) of the Investment Company Act of 1940. That requires the affirmative vote of the holders of the lesser of either (A) 67% or more of the outstanding shares as of February 6, 1998 present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (B) more than 50% of the outstanding shares.

If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Annual Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted in favor of each of the nominees and each of the proposals set forth in the Notice of the Meeting.

COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS TO ITS SHAREHOLDERS ARE AVAILABLE UPON REQUEST TO THE FUND'S OFFICE LOCATED AT 3757 STATE STREET, SUITE 204, SANTA BARBARA, CA 93105 OR CALL 1-800-473-8631.

No other business is currently expected to come before the Meeting. As to any matter which has not been brought to the attention of the proxies prior to the date of this proxy statement, which is presented at the meeting, the proxies will deal with such matter in accordance with their best judgment and the discretionary authority granted by the proxy.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED INVESTMENT ADVISORY AGREEMENT WITH FOX ASSET MANAGEMENT, INC.